Exhibit 99.1

Heritage Acquires Narragansett Bay Insurance to Create Leading Super Regional Personal Lines Insurance Carrier

CLEARWATER, Fla., Nov. 30, 2017 — Heritage Insurance Holdings, Inc. (NYSE:HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, today announced the completion of its acquisition of NBIC Holdings, Inc., the parent company of Narragansett Bay Insurance Company (“NBIC”), a leading specialty underwriter of personal residential insurance products and services in states along the Eastern seaboard. Heritage acquired NBIC for $250 million, consisting of $210 million in cash and $40 million in shares of its common stock, subject to post-closing adjustments. The combined entity will be a leading super regional personal lines carrier, with a presence in 11 states and over $900 million of gross premiums written. Heritage expects the transaction to be immediately accretive to earnings per share and ROE.

Bruce Lucas, the Company’s Chairman and CEO, said, “We are very excited to join forces with NBIC, a seasoned company with a strong track record and talented management team. Completing this acquisition represents a quantum leap forward in executing our geographic diversification strategy. We see an enormous opportunity to leverage our combined platform to accelerate growth along the Eastern seaboard. We expect an approximate increase of 50% in gross premiums written and net income in 2018 as a direct result of this transaction. The new products, partnerships and bundled products that we will gain from the NBIC business make this transformative acquisition an important step in our continued growth. We look forward to working with NBIC’s employees and agents for years to come.”

About Heritage

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company headquartered in Clearwater, Florida. Its subsidiaries, Heritage Property & Casualty Insurance Company, Zephyr Insurance Company and NBIC Holdings, Inc. (“NBIC”), write personal and commercial residential premium through a large network of experienced agents in Florida, Hawaii, North Carolina, South Carolina, Georgia, and Alabama, and, with the acquisition of NBIC, also in Connecticut, Massachusetts, New Jersey, New York and Rhode Island. Heritage Insurance Holdings, Inc. is led by a seasoned senior management team with an average of 30 years of insurance industry experience.

About Narragansett Bay Insurance Company

Narragansett Bay Insurance Company, headquartered in Rhode Island, offers specialty insurance services and products to homeowners through an extensive network of independent agents along the Eastern Seaboard and actively seeks to insure coastal homeowners. Demotech, an independent financial analysis and actuarial services firm that rates the financial security of property and casualty companies, maintains an “A, Exceptional” Financial Stability Rating (FSR) for NBIC. To find more information on NBIC, visit www.NBIC.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements, including, without limitation, the expected benefits of the acquisition, and the anticipated synergies from the acquisition, relate to Heritage’s current expectations, beliefs, projections, and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the success of the Company’s marketing initiatives; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance and the collectability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; our ability to build and maintain relationships with insurance agents; claims experience; ratings by industry services;

catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 15, 2017. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether because of new information, additional or subsequent developments or otherwise.

Heritage Insurance Holdings Inc.

Investor Contact:

Steve Martindale, CFO

727-362-7203

smartindale@heritagepci.com

Or

Joseph Peiso, Investor Relations Director

727-362-7261

jpeiso@heritagepci.com